UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 8, 2025

Date of Report (Date of earliest event reported)

YHN Acquisition I Limited

(Exact Name of Registrant as Specified in its Charter)

British Virgin Islands	001-42251	n/a
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2/F, Hang Seng Building 200 Hennessy Road, Wanchai Hong Kong	n/a
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +852 5499 8101

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Ordinary Share, no par value, and one Right entitling the holder to receive one-tenth of an Ordinary Share	YHNAU	The Nasdaq Stock Market LLC
Ordinary Share	YHNA	The Nasdaq Stock Market LLC
Rights	YHNAR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

As approved by its shareholders at the Annual Meeting of Shareholders on December 8, 2025 (the “Meeting”), YHN Acquisition I Limited (the “Company”) had on December 8, 2025 entered into an amendment (the “Trust Amendment”) to the investment management trust agreement, dated as of September 17, 2024, by and between the Company and Continental Stock Transfer & Trust Company, to provide the Company with the discretion to extend the date on which to commence liquidating the trust account (the “Trust Account”) established in connection with the Company’s initial public offering (the “IPO”) by three (3) times for an additional three (3) months each time from December 19, 2025 to September 19, 2026 by depositing into the trust account an aggregate amount of $150,000 for each three-month extension.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As approved by its shareholders at the Meeting on December 8, 2025, the Company filed the fourth amended and restated memorandum and articles of association on December 8, 2025 (the “Charter Amendment”), giving the Company the right to extend the date by which the Company has to consummate a business combination from December 19, 2025 (the date that is 15 months from the closing date of the IPO) to September 19, 2026 (the date that is 24 months from the closing date of the IPO).

Item 5.07. Submission of Matters to a Vote of Security Holders.

On November 7, 2025, the record date for the Meeting, there were 7,750,000 ordinary shares of the Company entitled to vote at the Meeting. On December 8, 2025, the Company held the Meeting, of which 6,499,286 (or approximately 83.86%) ordinary shares of the Company entitled to vote, were represented in the Meeting either in person or by proxy.

The final results for each of the matters submitted to a vote of Company shareholders at the Meeting are as follows:

1. Charter Amendment

Shareholders approved the proposal to amend (the “Charter Amendment”) the Company’s amended and restated memorandum and articles of association to provide the Company with the discretion to extend the date by which the Company has to consummate a business combination three (3) times for an additional three (3) months each time from December 19, 2025 to September 19, 2026 by adopting the fourth amended and restated memorandum and articles of association in their entirety in place of the Company’s existing memorandum and articles. Approval of the Charter Amendment required the approval of a majority of the votes of the shares which were present in person or by proxy and entitled to vote thereon at the Meeting. The voting results were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
3,769,814	2,729,472	0	0

2

2. Trust Amendment

Shareholders approved the proposal to amend (the “Trust Amendment”) the Company’s investment management trust agreement, dated as of September 17, 2024, by and between the Company and Continental Stock Transfer & Trust Company to provide the Company with the discretion to extend the date on which to commence liquidating the trust account established in connection with the Company’s initial public offering three (3) times for an additional three (3) months each time from December 19, 2025 to September 19, 2026 by depositing into the trust account an aggregate amount of $150,000 for each three-month extension. Approval of the Trust Amendment required the approval of at least fifty percent (50%) of outstanding shares present in person or by proxy and entitled to vote thereon at the Meeting. The voting results were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
3,405,776	3,093,510	0	0

As there were sufficient votes to approve the above proposals, Proposal No. 3, the “Adjournment Proposal” described in the Company’s definitive proxy, which was filed with the Securities and Exchange Commission (the “SEC”) on November 14, 2025 was not presented to the shareholders.

Item 8.01. Other Events.

In connection with the shareholders vote at the Meeting, 3,464,179 ordinary shares were tendered for redemption. Following such redemption, the amount of funds remaining in the trust account is approximately $26,828,358.86.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits:

Exhibit No.	Description
3.1	Fourth Amended And Restated Memorandum And Articles Of Association
10.1	Amendment to the investment management trust agreement with Continental Stock Transfer & Trust Company dated as of December 8,2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YHN Acquisition I Limited

Dated: December 10, 2025	By:	/s/ Poon Man Ka, Christy
	Name:	Poon Man Ka, Christy
	Title:	Chief Executive Officer

4